Exhibit 32

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley  Act  of  2002  ("Section  906"),  H. Douglas Saathoff, the Chief Executive Officer and the Principal Accounting and Financial Officer of Nighthawk Systems, Inc., certifies that (i) the Quarterly Report on Form 10-Q for the period ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Nighthawk Systems, Inc.

A signed original of this written statement required by Section 906 has been provided to Nighthawk Systems, Inc. and will be retained by Nighthawk Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 20, 2008	By:	/s/ H. Douglas Saathoff
H. Douglas Saathoff
Chief Executive Officer and
Principal Accounting and Financial Officer